SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SPARX ASIA FUNDS
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed

Filed by SPARX Asia Funds

        SPARX Asia Funds is filing a copy of the phone script to be used in connection with its solicitation of shareholders of the SPARX Japan Fund and the SPARX Japan Smaller Companies Fund. A copy of the script follows as part of this filing under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Information

        SPARX Asia Funds has filed a definitive proxy statement and other proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of the shareholders of each of the SPARX Japan Fund and the SPARX Japan Smaller Companies Fund to approve a new investment advisory agreement with Hennessy Advisors, Inc., a new sub-advisory agreement between Hennessy Advisors and SPARX Asset Management Co., Ltd. (the current sub-adviser) and elect four new trustees to the Board of Trustees of SPARX Asia Funds. The definitive proxy statement has been sent to shareholders of SPARX Asia Funds seeking their support of these proposals. Shareholders are urged to read the definitive proxy statement and proxy card because they contain important information about the proposals and the trustee nominees. Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by SPARX Asia Funds with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents filed by SPARX Asia Funds with the SEC may also be obtained free of charge from SPARX Asia Funds.

Participants in Solicitation

        In soliciting shareholder approval of the proposals, SPARX Asia Funds and its current trustees, the trustee nominees, Hennessy Advisors, Inc., SPARX Investment & Research, USA, Inc. and SPARX Asset Management Co., Ltd. may be deemed to be participants in the solicitation. Information regarding the participants and their interests is contained in the definitive proxy statement filed by SPARX Asia Funds with the SEC.

D.F. King & Co., Inc.

Telephone Script

SPARX Asia Funds

Introduction

Hello, Mr./Ms. (Shareholder). My name is ___________, calling from D.F. King & Co., on behalf of SPARX Asia Funds. I'm calling to follow-up on a recent distribution of proxy materials.
Mr. /Ms________, this conversation is being recorded for quality control purposes. Have you received the materials for [SPARX Fund Name] Special Meeting of Shareholders scheduled to be held on September 17, 2009?

IF NO – Then help the shareholder obtain the material he/she requires. If a NOBO, give him/her the 800# and have him/her call back when he/she receives the material. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15".

IF YES – The Fund’s Board is asking you to consider a proposal to approve a new investment advisory agreement for each Fund, a proposal to approve a new sub-advisory agreement for each Fund and a proposal to elect four trustees of the trust, as set forth in the proxy statement dated July 27, 2009. The Board of Trustees recommends that you vote in favor of these proposals. For your convenience, I can record your vote over the telephone right now. Will that be okay?

IF YES — Do you have any questions before we proceed?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Fund’s Board has recommended that he/she vote in favor of the proposals. Questions should only be addressed by referring to the proxy statement and reading the appropriate sections.

Good, Let’s proceed. Your vote will be recorded. I will ask you for your full name and address of record and ask you to confirm that you have received the Fund’s proxy materials and have authority to vote the shares. You will be mailed a letter confirming your vote, which will provide instructions should you later decide to change your vote.

IF NO – Do you have any questions that I may answer?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Fund’s Board has recommended that he/she vote in favor of these proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

Your vote is important. Please vote by signing, dating and promptly mailing your proxy card in the envelope provided. If you prefer, you can also vote by internet or touch-tone telephone. Simply follow the easy instructions sent with your proxy materials.

Begin the Vote

My name is __________, calling from D.F. King & Co. on behalf of SPARX Asia Funds. Today’s date is __________ and the time is __________.

May I please have your full name as your account is registered? (If shareholder is an entity: May I please have the name of your entity, and your name and title.) Please confirm that you are authorized to direct the voting of these [SPARX Fund Name] shares.

May I please have your address of record?

Have you received the Fund’s Proxy materials for its September 17, 2009 shareholder meeting?

If the shareholder answers “no” offer to take the shareholder’s name and address and mail the proxy statement.

Actual Voting

The Board of Trustees is asking you to consider a proposal to approve a new investment advisory agreement for each Fund, a proposal to approve a new sub-advisory agreement for each Fund and a proposal to elect four trustees of the trust. The Board of Trustees recommends a vote FOR these proposals. Would you like to vote all of your shares as recommended by the Board in favor of the proposals?

If you are required to read the proposals individually, end the proposals by saying, “The Board recommends that you vote in favor. How would you like to vote?” The valid responses are

Proposals 1 & 2

F = For proposal. A = Against proposal. B = Abstain.

Proposal 3

F = For proposal. W = Withhold.

Closing

I have recorded your vote(s). You have voted For/Against/Abstain/Withhold with respect to the proposals. Is that correct? Great. D.F. King will submit your voting instructions to SPARX Asia Funds as your voting agent. In the next 72 hours, D.F. King will mail you a letter confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the confirmation letter that you will receive or follow the instructions in your proxy statement. Thank you for your time, and good bye.

Answering Machine Message

Hello. I’m calling regarding your investment in [SPARX Fund Name]. You should have recently received proxy materials in the mail concerning the Fund’s September 17, 2009 Special Meeting of Shareholders.

Your vote is important. Please sign, date and promptly mail your proxy in the postage-paid envelope provided.

Internet or touch-tone telephone voting also is available. Please follow the instructions included with your proxy materials.

If you have any questions, require assistance or need new proxy materials, please call D.F. King, which is assisting your Fund, at 1-888-605-1956.

Thank you.